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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington D. C.  20549

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                                    FORM 8-K


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


Date of Report
(Date of earliest event reported):                         December 21, 1994



                              Hecla Mining Company

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             (Exact name of registrant as specified in its charter)



                                    Delaware

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                 (State or other jurisdiction of incorporation)


        1-8491                                            82-0126240

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(Commission File Number)                      (IRS Employer Identification No.)



6500 Mineral Drive
Coeur d'Alene, Idaho                                        83814-8788

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(Address of principal executive offices)                    (Zip Code)



                                 (208) 769-4100

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                        (Registrant's Telephone Number)





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Item 5.  Other Events.

                 On December 21, 1994, the Registrant issued the press release attached hereto as Exhibit A, which is incorporated herein by this reference.

Item 7.  Financial Statements, Proforma Financial Information and Exhibits.

                 Exhibit A - Press Release dated July 28, 1994.


                                   SIGNATURE

                 Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            HECLA MINING COMPANY



                                            By:   /s/ Nathaniel K. Adams
                                               -----------------------------
                                            Name:    Nathaniel K. Adams
                                            Title:   Corporate Counsel and
                                                       Assistant Secretary

Dated:  December 22, 1994





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[HECLA LETTERHEAD]                                                     Exhibit A


                                                           FOR IMMEDIATE RELEASE
                                                               December 21, 1994
HECLA AND GREAT LAKES ANNOUNCE
FIRST GOLD POUR AT GROUSE CREEK


         CHALLIS, Idaho -- Hecla Mining Company (HL & HL-B:NYSE) and Great Lakes Minerals Inc. (GKM:TSE) are pleased to announce that the new Grouse Creek gold and silver mine in the historic Yankee Fork Mining District of central Idaho held its first gold pour yesterday.

         "This signals the start of an important and long-term operation for our company and for our joint-venture participant," said Arthur Brown, Hecla's chairman and chief executive officer. Hecla owns 80 percent and is operator of the Grouse Creek Unit located near Challis, Idaho.

         The other 20 percent is owned by Great Lakes Minerals Inc. of Toronto. Great Lakes also has an option to purchase an additional 10 percent of the operation. "This first pour represents a significant milestone for Great Lakes and forms the base for future growth," said John McBride, Great Lakes' chairman and chief executive officer.

         Mining and stockpiling of the underground high-grade ore and Sunbeam open-pit ore have been under way since midyear. The mill commenced operation in late October. The ore is crushed and processed through a conventional gold recovery mill using gravity and carbon-in-pulp concentration methods. Gold and silver are recovered from solution using the Merrill Crowe refining process and poured into dore bars on site. Mill production is projected to average 6,000 tons of ore per day. While 1994 production





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will be nominal, the project is expected to produce 130,000 ounces of gold in
1995 on a 100-percent basis. The mine also is expected to produce nearly a million ounces of silver in 1995. The currently estimated eight-year mine life of Grouse Creek is derived from proven and probable reserves of 839,000 ounces of gold and more than 16 million ounces of silver. However, future exploration efforts on the 28-square-mile property have the potential to extend the mine life well beyond current forecasts.

         The Grouse Creek project was developed to protect and, in certain cases, enhance the quality of the environment. During development of the mine, 80 acres of sedge wetlands were created or enhanced and 10 acres of historic gold dredge tailings were replaced with riparian wetlands and salmon habitat. The planned design of the facility will have a lasting positive impact on the surrounding area by reducing sedimentation to streams through an extensive stormwater runoff control system. In addition, all process water is stored in a double-lined tailings pond and recycled through the mill with none being discharged to the environment.

         Hecla is a 103-year-old mining company with operations principally in the United States and Mexico. The company is a well-known silver producer with a growing gold profile and a major supplier of ball clay, kaolin and feldspar. The common and preferred shares of Hecla are traded on the New York Stock Exchange under the symbols HL and HL-B, respectively.

                                      -HL-

Contact:
April R. Boughton, director of public relations
office   208/769-4144
home  208/762-2376
pager  208/769-3756